Exhibit 1.1

Affinity Gaming, LLC

Affinity Gaming Finance Corp.

$200,000,000
9% Senior Notes due 2018

PURCHASE AGREEMENT

May 4, 2012

DEUTSCHE BANK SECURITIES INC.
As Representative of the several Initial Purchasers
c/o Deutsche Bank Securities Inc.
60 Wall Street
New York, New York  10005

Ladies and Gentlemen:

Affinity Gaming, LLC, a Nevada limited liability company (the “Company”) and Affinity Gaming Finance Corp, a Nevada corporation to be formed on the Closing Date as a wholly owned subsidiary of the Company, upon the execution and delivery of the Joinder Agreement (“Affinity Finance,” and together with the Company, the “Issuers”) each of the Company’s Subsidiaries (as defined below) that are signatories hereto (the “Guarantors”), hereby confirm their agreement with you in your capacity as the representative (the “Representative”) of the several parties listed on Schedule 1 hereto (the “Initial Purchasers”), as set forth below (this “Agreement”).

Notwithstanding anything herein to the contrary, references herein to the “Issuers” refer (i) prior to the formation of, and execution and delivery of the Joinder Agreement (as defined below), Affinity Finance, solely to the Company and (ii) following formation of Affinity Finance and upon execution and delivery of the Joinder Agreement (as defined below), to the Company and Affinity Finance collectively.

Section 1.              The Securities.  Subject to the terms and conditions herein contained, the Issuers propose to issue and sell to the Initial Purchasers $200,000,000 aggregate principal amount of its 9% Senior Notes due 2018 (the “Notes”).  The payment of principal, premium, if any, and interest on the Notes will be jointly, severally, fully and unconditionally guaranteed (collectively, the “Guarantees”) on a senior unsecured basis by each of the Guarantors.  The Notes and the Guarantees are collectively referred to herein as the “Securities.”  The Securities will be issued by the Issuers and the Guarantors, as applicable, pursuant to an indenture (the “Indenture”) to be dated as of May 9, 2012 by and among the Issuers, the Guarantors, U.S. Bank, National Association, as Trustee (the “Trustee”) and Deutsche Bank Trust Company Americas, as paying agent, registrar and transfer agent (the “Agent”).  The Notes will be issued only in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company.

The Securities will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Act”), in reliance on exemptions therefrom.

In connection with the sale of the Securities, the Issuers have prepared a preliminary offering memorandum dated April 26, 2012 (the “Preliminary Memorandum”) setting forth or including a description of the terms of the Securities, the terms of the offering of the Securities and, a general description of the Company and its business.  As used herein, “Pricing Disclosure Package” shall mean the Preliminary Memorandum, as supplemented or amended by the written communications listed on Annex A hereto in the most recent form that has been prepared and delivered by the Issuers to the Initial Purchasers in connection with their solicitation of offers to purchase Securities prior to the time when sales of the Securities were first made (the “Time of Execution”).  Promptly after the Time of Execution and in any event no later than the second business day following the Time of Execution, the Issuers will prepare and deliver to each Initial Purchaser a final offering memorandum (the “Final Memorandum”), which will consist of the Preliminary Memorandum with such changes therein as are required to reflect the information contained in the amendments or supplements listed on Annex A hereto.  Each of the Issuers hereby confirms that it has authorized the use of the Pricing Disclosure Package, the Final Memorandum and the Recorded Road Show (defined below) in connection with the offer and sale of the Securities by the Initial Purchasers.

The Initial Purchasers and their direct and indirect transferees of the Securities  will be entitled to the benefits of the Registration Rights Agreement to be dated as of the Closing Date (the “Registration Rights Agreement”), pursuant to which the Issuers and the Guarantors have agreed, among other things, to file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) registering the Securities or another series of debt securities of the Issuers and Guarantees by the Guarantors, in each case identical in all material respects to the Securities (except that the transfer restrictions shall be modified or eliminated, as appropriate and the entitlement to additional interest (the “Exchange Securities” or in the case of the Notes only, the “Exchange Notes”), under the Act to be offered in exchange for the Securities (the “Exchange Offer”).  All references herein to the Exchange Securities and the Exchange Offer are only applicable if the Issuers and the Guarantors are in fact required to consummate the Exchange Offer pursuant to the terms of the Registration Rights Agreement.

On the Closing Date, simultaneously with the consummation of the transactions contemplated hereby, the Company and the Subsidiaries will enter into a new senior secured credit facility with Deutsche Bank Trust Company Americas, as agent, as more fully described in the Pricing Disclosure Package and the Final Memorandum (as may be amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Senior Secured Credit Agreement”).

The Issuers shall use a portion of the net proceeds from the issue and sale of the Securities and the funding of the Senior Secured Credit Agreement to repay all of the amounts outstanding (including all accrued and unpaid interest) and terminate in full all its obligations under the credit agreement, dated as of December 31, 2010 among the Issuers, Wilmington Trust

Company, as administrative agent, the guarantors party thereto and the lender parties from time to time party thereto (the “Existing Senior Secured Credit Agreement”).

On the Closing Date, Affinity Finance shall become party to this Agreement pursuant to a joinder agreement (the “Joinder Agreement”) substantially in the form attached as Exhibit E hereto.  The representations, warranties, covenants and agreements of Affinity Finance shall not become effective until the Closing Date, at which time such representations, warranties, covenants and agreements shall become effective as of the Closing Date pursuant to the terms of the Joinder Agreement. For the avoidance of doubt, on and after the Closing Date, Affinity Finance shall be a “Subsidiary” for all purposes of this Agreement.

“Gaming Authorities” means, in any jurisdiction in which the Company or any of its Subsidiaries manages or conducts any casino, gaming business or activities, the applicable gaming board, commission or other governmental gaming regulatory body or agency which (a) has, or may at any time after issuance of the Securities have, jurisdiction over the gaming activities of the Company or any of its Subsidiaries, or any successor to such authority or (b) is, or may at any time after the issuance of the Securities be, responsible for interpreting, administering and enforcing the Gaming Laws.

“Gaming Laws” means all applicable constitutions, treaties, laws and statutes pursuant to which any Gaming Authority possesses regulatory, licensing or permit authority over gaming, gambling or casino activities and all rules, rulings, orders, ordinances and regulations of any Gaming Authority applicable to the gambling, casino, gaming businesses or activities of the Company or any of its Subsidiaries in any jurisdiction, as in effect from time to time, including the policies, interpretations and administration thereof by the Gaming Authorities.

Section 2.              Representations and Warranties.  As of the Time of Execution, the Company and each of the Guarantors, jointly and severally, and at the Closing Date, upon execution and delivery of the Joinder Agreement, each of the Issuers and each of the Guarantors, jointly and severally, represents and warrants to and agrees with each of the Initial Purchasers as follows (references in this Section 2 to the “Offering Memorandum” are to (i) the Pricing Disclosure Package in the case of representations and warranties made as of the Time of Execution and (ii) both the Pricing Disclosure Package and the Final Memorandum in the case of representations and warranties made at the Closing Date):

(a)           The Preliminary Memorandum, as of its date, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  At the Time of Execution, the Pricing Disclosure Package does not, and on the Closing Date (as defined in Section 3 below), will not, and the Final Memorandum as of its date and on the Closing Date (as defined in Section 3 below) will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuers and each of the Guarantors make no representation or warranty as to the information contained in or omitted from the Pricing Disclosure Package and Final Memorandum, in reliance upon and in conformity with information furnished in writing to the Issuers by or on behalf of the Initial Purchasers through Deutsche Bank Securities Inc. specifically for inclusion therein.  The Issuers and the Guarantors (including their agents or representatives, other than the Initial Purchasers or their affiliates in their capacities as such) have not distributed or referred to and will not distribute or refer to any written communications (as defined in Rule 405 of the Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Issuers or the Guarantors or their respective agents and representatives (other than the Pricing Disclosure Package and Final Memorandum) and “Issuer Written Communication”) other than the Pricing Disclosure Package, the Final Memorandum and the recorded electronic road show made available to investors (the “Recorded Road Show”).  Any information in an Issuer Written Communication that is not otherwise included in the Pricing Disclosure Package and the Final Memorandum does not conflict with the Pricing Disclosure Package or the Final Memorandum and, each Issuer Written Communication, when taken together with the Pricing Disclosure Package does not at the Time of Execution and when taken together with the Final Memorandum at the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the Issuers or the Guarantors makes any representation or warranty as to the information contained in or omitted from any Issuer Written Communication, in reliance upon and in conformity with information furnished in writing to the Issuers by or on behalf of the Initial Purchasers through Deutsche Bank Securities Inc. specifically for inclusion therein (it being understood that the only information furnished to the Issuers by or on behalf of the Initial Purchasers through Deutsche Bank Securities Inc. is the information set forth in Section 12 hereof).

(b)           As of the Closing Date, the Company will have the authorized, issued and outstanding capitalization set forth in the Offering Memorandum under the heading “Capitalization” in the “Actual” column; all of the subsidiaries of the Company are listed in Schedule 2 attached hereto (each, a “Subsidiary” and collectively, the “Subsidiaries” and upon the execution and delivery of the Joinder Agreement by Affinity Finance, Affinity Finance shall be considered a “Subsidiary” for all purposes of this Agreement); all of the outstanding shares of common units of the Company and the Subsidiaries have been, and as of the Closing Date will be, duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights; all of the outstanding shares of common units of the Company and of each of the Subsidiaries will be free and clear of all liens, encumbrances, equities and claims (except for such liens, encumbrances, equities and claims securing the Senior Secured Credit Agreement) or restrictions on transferability (other than those imposed by Gaming Laws as set forth in the Offering Memorandum, the Act and the securities or “Blue Sky” laws of certain jurisdictions) or voting.  Except as set forth in the Offering Memorandum, or with respect to agreements between the Company and its employees as set forth in the Company’s filings with the Commission, there are no (i) options, warrants or other rights to purchase, (ii) agreements or other obligations to issue or (iii) other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in the Company or any of the Subsidiaries outstanding.  Except for the Subsidiaries, or as disclosed in the Offering Memorandum, the Company does not own, directly or indirectly, any shares of capital stock or any other equity or long-term debt securities or have any equity interest in any firm, partnership, joint venture or other entity.

(c)           Each of the Company and the Subsidiaries is duly incorporated or formed, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or formation and has all requisite corporate or limited liability company power and authority to own its properties and conduct its business as now conducted and as described in the Offering Memorandum; each of the Company and the Subsidiaries is duly qualified to do business as a foreign limited liability company in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the management, business, condition (financial or otherwise), business prospects or properties or results of operations of the Company and the Subsidiaries, taken as a whole (any such event, a “Material Adverse Effect”).

(d)           Each of the Issuers has all requisite corporate or limited liability company power and authority to execute, deliver and perform each of its obligations under the Notes and the Exchange Notes.  The Notes, when issued, will be in the form contemplated by the Indenture.  The Notes  have been duly and validly authorized by each of the Issuers and, when executed by each of the Issuers and authenticated by the Trustee in accordance with the provisions of the Indenture and, in the case of the Notes, when delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will constitute valid and legally binding obligations of each of the Issuers, entitled to the benefits of the Indenture, and enforceable against each of the Issuers in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (collectively, the “Enforceability Exceptions”).  The Exchange Notes  have been duly and validly authorized by each of the Issuers and, when executed by each of the Issuers and authenticated by the Trustee in accordance with the provisions of the Indenture, the Registration Rights Agreement and the Exchange Offer, will constitute valid and legally binding obligations of each of the Issuers, entitled to the benefits of the Indenture, and enforceable against each of the Issuers in accordance with their terms, except that the enforcement thereof may be subject to the Enforceability Exceptions and the consent or approval of the applicable Gaming Authorities.

(e)           Each of the Guarantors has all requisite limited liability company power and authority to execute, deliver and perform their obligations under the Guarantees.  The Guarantees have been duly and validly authorized by each of the Guarantors and, when the Guarantees are executed by each Guarantor and the Notes are duly executed and authenticated by the Trustee, issued and delivered in accordance with the provisions of the Indenture and paid for as provided herein and when the Indenture has been duly executed and delivered, will constitute valid and legally binding obligations of each of the Guarantors enforceable against each of the Guarantors, and entitled to the benefits of the Indenture, in accordance with their terms, except as the enforcement thereof may be subject to the Enforceability Exceptions.  The guarantees of the Exchange Securities have been duly and validly authorized by each of the Guarantors and, when authenticated in the manner provided in the Indenture  and when duly executed and delivered in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, will constitute valid and legally binding obligations of each of the Guarantors enforceable against each of the Guarantors, and entitled to the benefits of the Indenture, in accordance with their terms, except as the enforcement thereof may be subject to the Enforceability Exceptions and the consent or approval of the applicable Gaming Authorities.

(f)            Each Issuer and Guarantor has all requisite corporate or limited liability power and authority to execute, deliver and perform its obligations under the Indenture.  The Indenture meets the requirements for qualification under the Trust Indenture Act of 1939, as amended (the “TIA”).  The Indenture has been duly and validly authorized by the each Issuer and Guarantor and, when executed and delivered by each Issuer and Guarantor (assuming the due authorization, execution and delivery by the Trustee and the Agent), will constitute a valid and legally binding agreement of each Issuer and Guarantor, enforceable against the each Issuer and Guarantor in accordance with its terms, except that the enforcement thereof may be subject to the Enforceability Exceptions.

(g)           Each Issuer and Guarantor has all requisite corporate or limited liability company power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement.  The Registration Rights Agreement has been duly and validly authorized by each Issuer and Guarantor and, when executed and delivered by each Issuer and Guarantor (assuming the due authorization, execution and delivery by the Initial Purchasers), will constitute a valid and legally binding agreement of each Issuer and Guarantor enforceable against each Issuer and Guarantor in accordance with its terms, except that (A) the enforcement thereof may be subject to the Enforceability Exceptions and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

(h)           Subject to the consent or approval of the applicable Gaming Authorities in connection with the registration of the Exchange Securities contemplated by the Registration Rights Agreement each of Issuer and each Guarantor has all requisite corporate or limited liability company power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.  This Agreement and the consummation by the Company and each Guarantor of the transactions contemplated hereby have been duly and validly authorized by the Company and each Guarantor.  This Agreement has been duly executed and delivered by the Company and each Guarantor.

(i)            The Joinder Agreement and the consummation by Affinity Finance of the transactions contemplated by this Agreement and the Joinder Agreement have been duly and validly authorized by Affinity Finance.  The Joinder Agreement has been duly executed and delivered by Affinity Finance.

(j)            No authorization, consent, license or other approval of, or order of, or registration, declaration or other filing with any court or governmental agency or body (including,

but not limited to, Gaming Authorities), or third party is required for the issuance and sale by the Issuers and the Guarantors of the Securities to the Initial Purchasers or the consummation by the Issuers and the Guarantors of the other transactions contemplated hereby, except (i) such as have been obtained, (ii) such as may be required under state securities or “Blue Sky” laws in connection with the purchase and resale of the Securities by the Initial Purchasers and (iii) such as may be required by the Gaming Authorities in connection with the registration of the Exchange Securities contemplated by the Registration Rights Agreement.  None of the Company or the Subsidiaries is (i) in violation of its certificate of incorporation or bylaws or its articles of organization or operating agreement (or similar organizational document), (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to any of them or any of their respective properties or assets, except for any such breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect, or (iii) in breach of or default under (nor has any event occurred that, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement (including, without limitation, the Existing Senior Secured Credit Agreement), note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which any of them is a party or to which any of them or their respective properties or assets is subject (collectively, “Contracts”), except for any such breach, default, violation or event that would not, individually or in the aggregate, have a Material Adverse Effect.

(k)           The execution, delivery and performance by the Company and each of the Guarantors, and upon execution and delivery of the Joinder Agreement, each of the Issuers and each of the Guarantors, of this Agreement, the Indenture, the Registration Rights Agreement, the Notes, the Guarantees, the Exchange Securities, the Joinder Agreement and the consummation by the Issuers and the Guarantors of the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale of the Securities to the Initial Purchasers) will not conflict with or constitute or result in a breach of or a default under (or an event that with notice or passage of time or both would constitute a default under) or violation of any of (i) the terms or provisions of any Contract or the Senior Secured Credit Agreement except for any such conflict, breach, violation, default or event that would not, individually or in the aggregate, have a Material Adverse Effect or as may be required by the Gaming Authorities in connection with the registration of the Exchange Securities contemplated by the Registration Rights Agreement, (ii) the articles of organization or operating agreement (or similar organizational document) of the Company or any of the Subsidiaries or (iii) (assuming compliance with all applicable state securities or “Blue Sky” laws and assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8 hereof) any statute, judgment, decree, order, rule or regulation applicable to the Company or any of the Subsidiaries or any of their respective properties or assets, except for any such conflict, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect or as may be required by the Gaming Authorities in connection with the registration of the Exchange Securities contemplated by the Registration Rights Agreement.

(l)            The audited consolidated financial statements of the Company and the Subsidiaries included in the Offering Memorandum present fairly in all material respects the financial position, results of operations and cash flows of the Company and the Subsidiaries at the dates and for the periods to which they relate and have been prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein.  The summary and selected financial and statistical data in the Offering Memorandum present fairly in all material respects the information shown therein and have been prepared, derived and compiled on a basis consistent with the audited financial statements included therein, except as otherwise stated therein.  Deloitte and Touche LLP (“Deloitte”) and PricewaterhouseCoopers LLP (“PWC”) are independent public accounting firms within the meaning of the Act and the rules and regulations promulgated thereunder.

(m)          Except as disclosed in the Offering Memorandum, there is no pending or, to the knowledge of the Company or any Subsidiary, threatened any action, suit, proceeding, inquiry or investigation to which the Company or any of the Subsidiaries is a party, or to which the property or assets of the Company or any of the Subsidiaries are subject, before or brought by any court, arbitrator or governmental agency or body (including, but not limited to, Gaming Authorities) that, if determined adversely to the Company or any of the Subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect or that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of  the Securities to be sold hereunder or the consummation of the other transactions described in the Offering Memorandum.

(n)           Each of the Company and the Subsidiaries possesses all licenses (including, but not limited to, licenses required under Gaming Laws), permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all of the appropriate federal, state, local and other governmental authorities, all of the appropriate self-regulatory organizations and all courts and other tribunals, presently required or necessary to own or lease, as the case may be, and to operate its respective properties and to carry on its respective businesses as set forth in the Offering Memorandum (“Permits”), except where the failure to obtain such Permits would not, individually or in the aggregate, have a Material Adverse Effect; each of the Company and the Subsidiaries has fulfilled and performed all of its obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit; and none of the Company or the Subsidiaries has received any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Offering Memorandum and except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

(o)           Since the date of the most recent financial statements appearing in the Offering Memorandum, except as described therein or in connection with the Senior Secured Credit Agreement, (i) none of the Company or the Subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into or agreed to enter into any transactions or contracts (written or oral) not in the ordinary course of business, which liabilities, obligations, transactions or contracts would, individually or in the aggregate, be material to the management, business, condition (financial or otherwise), business prospects or properties or results of operations of the Company and its Subsidiaries, taken as a whole, (ii) none of the Company or the Subsidiaries has purchased any of its outstanding common units, nor declared, paid or otherwise made any dividend or distribution of any kind on its common units (other than with respect to any of such Subsidiaries, the purchase of, or dividend or distribution on, common units owned by the Company) and (iii) there shall not have been any material change in the common units or any change in long-term indebtedness (except for the changes described in the Offering Memorandum) of the Company or the Subsidiaries.

(p)           Each of the Company and the Subsidiaries has filed all necessary federal, state and foreign tax returns or has requested and has received extensions thereof, except where the failure to so file such returns would not, individually or in the aggregate, have a Material Adverse Effect, and has paid all taxes shown as due thereon; and other than tax deficiencies that the Company or any Subsidiary is contesting in good faith and for which the Company or such Subsidiary has provided adequate reserves, there is no tax deficiency that has been asserted against the Company or any of the Subsidiaries that would have, individually or in the aggregate, a Material Adverse Effect.

(q)           The statistical and market-related data included in the Offering Memorandum are based on or derived from sources that the Company and the Subsidiaries believe to be reliable and accurate.

(r)            None of the Issuers, the Subsidiaries or any agent acting on their behalf has taken or will take any action that might cause this Agreement or the sale of the Securities to violate Regulation T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.

(s)            Each of the Company and the Subsidiaries has good and marketable title to all real property and good title to all personal property described in the Offering Memorandum as being owned by it and good and marketable title to a leasehold estate in the real and personal property described in the Offering Memorandum as being leased by it free and clear of all liens, charges, encumbrances or restrictions, except as described in the Offering Memorandum or to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions would not, individually or in the aggregate, have a Material Adverse Effect.  All leases, contracts and agreements to which the Company or any of the Subsidiaries is a party or by which any of them is bound are valid and enforceable against the Company or such Subsidiary, and are valid and enforceable against the other party or parties thereto and are in full force and effect with only such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect.  The Company and the Subsidiaries own or possess adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how necessary to conduct the businesses operated by them as described in the Offering Memorandum, and none of the Company or the Subsidiaries has received any notice of infringement of or conflict with (or knows of any such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how that, if such assertion of infringement or conflict were sustained, would have a Material Adverse Effect.

(t)            [Reserved].

(u)           Except as would not, individually or in the aggregate, have a Material Adverse Effect (A) each of the Company and the Subsidiaries is in compliance with and has not received any notice of any  liability under applicable Environmental Laws (as defined below), (B) each of the Company and the Subsidiaries has made all filings and provided all notices required under any applicable Environmental Law, and has and is in compliance with all Permits required under any applicable Environmental Laws and each of them is in full force and effect, (C) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of the Company or any of the Subsidiaries, threatened against the Company or any of the Subsidiaries under any Environmental Law, (D) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by the Company or any of the Subsidiaries, (E) none of the Company or the Subsidiaries has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), or any comparable state law and (F) no property or facility of the Company or any of the Subsidiaries is (i) listed or, to the knowledge of the Company or any of its Subsidiaries, proposed for listing on the National Priorities List under CERCLA or is (ii) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any state or local governmental authority.

For purposes of this Agreement, “Environmental Laws” means the common law and all applicable federal, state and local laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee health and safety or the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of hazardous materials into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of hazardous materials, and (iii) underground and above ground storage tanks and related piping, and emissions, discharges, releases or threatened releases therefrom.

(v)           There is no strike, labor dispute or work stoppage with the employees of the Company or any of the Subsidiaries that is pending or, to the knowledge of the Company or any of the Subsidiaries, threatened.

(w)          Each of the Company and the Subsidiaries carries insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties.

(x)           None of the Company or the Subsidiaries has any material liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), to which the Company or any of the Subsidiaries makes or ever has made a contribution and in which any employee of the Company or of any Subsidiary is or has ever been a participant.  With respect to such plans, the Company and each Subsidiary is in compliance in all material respects with all applicable provisions of ERISA.

(y)           Each of the Company and the Subsidiaries (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls that provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s authorization and (D) the reported accountability for its  assets is compared with existing assets at reasonable intervals.  The Company and the Subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, management to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

(z)           The Company and the Subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.  The Company and the Subsidiaries have carried out evaluations, with the participation of management, of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(aa)         None of the Company or the Subsidiaries is or will be, after giving effect to the offer and sale of the Securities and the application of the proceeds thereof as described in the Offering Memorandum, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

(bb)         The Securities, the Indenture and the Registration Rights Agreement will conform in all material respects to the descriptions thereof in the Offering Memorandum.

(cc)         No holder of securities of the Company or any Subsidiary will be entitled to have such securities registered under the registration statements required to be filed by the Issuers and the Guarantors pursuant to the Registration Rights Agreement, other than as expressly permitted thereby.

(dd)         Immediately after the consummation of the transactions contemplated by this Agreement (including, but not limited to, the issuance and sale of the Securities and the incurrence of indebtedness under the Senior Secured Credit Agreement), the fair value and present fair saleable value of the assets of each of the Company and the Subsidiaries (each on a consolidated basis) will exceed the sum of its stated liabilities and identified contingent liabilities; none of the Company or the Subsidiaries (each on a consolidated basis) is, nor will any of the Company or the Subsidiaries (each on a consolidated basis) be, after giving effect to the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby (including, but not limited to, the issuance and sale of the Securities and the incurrence of indebtedness under the Senior Secured Credit Agreement), (a) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted or, (b) unable to pay its debts (contingent or otherwise) as they mature.

(ee)         None of the Company, the Subsidiaries or any of their respective Affiliates (as defined in Rule 501(b) of Regulation D under the Act) has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any “security” (as defined in the Act) that is or could be integrated with the sale of the Securities in a manner that would require the registration under the Act of the Securities or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(2) of the Act.  Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers in the manner contemplated by this Agreement to register any of the Securities under the Act or to qualify the Indenture under the TIA.

(ff)          No securities of the Company or any Subsidiary are of the same class (within the meaning of Rule 144A under the Act) as the Securities and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system.

(gg)         None of the Company or the Subsidiaries has taken, nor will any of them take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities.

(hh)         None of the Company, the Subsidiaries, any of their respective Affiliates or any person acting on its or their behalf (other than the Initial Purchasers) has engaged in any directed selling efforts (as that term is defined in Regulation S under the Act (“Regulation S”)) with respect to the Securities; the Company, the Subsidiaries and their respective Affiliates and any person acting on its or their behalf (other than the Initial Purchasers) have complied with the offering restrictions requirement of Regulation S.

(ii)           Neither the Company nor any of the Subsidiaries nor, to the knowledge of the Issuers and each of the Guarantors, any director, officer, agent, employee, Affiliate or other person associated with or acting on behalf of the Company or any of the Subsidiaries has:  (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 (the “FCPA”); or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.  To the knowledge of the Issuers, their respective Affiliates have conducted their businesses on behalf of the Issuers in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(jj)           The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company and Subsidiaries, threatened.

(kk)         Neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company and the Subsidiaries, any director, officer, agent, employee or Affiliate of the Company or any of the Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering contemplated hereby, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

Section 3.              Purchase, Sale and Delivery of the Notes.  On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Issuers agree to issue and sell to the Initial Purchasers, and the Initial Purchasers, acting severally and not jointly, agree to purchase the Notes in the respective amounts set forth on Schedule 1 hereto from the Issuers at a percentage of their aggregate principal amount as set forth on Schedule 3 hereto.  One or more certificates in definitive form or global form for the Notes that the Initial Purchasers have agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Initial Purchasers request upon notice to the Issuers at least 36 hours prior to the Closing Date, shall be delivered by or on behalf of the Issuers to the Initial Purchasers, against payment by or on behalf of the Initial Purchasers of the purchase price therefor by wire transfer (same day funds), to such account or accounts as the Issuers shall specify prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date.  Such delivery of and payment for the Notes shall be made at the offices of Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York at 10:00 A.M., New York time, on May 9, 2012, or at such other place, time or date as the Initial Purchasers, on the one hand, and the Issuers, on the other hand, may agree upon, such time and date of delivery against payment being herein referred to as the “Closing Date.”

Section 4.              Offering by the Initial Purchasers.  The Initial Purchasers propose to make an offering of the Securities at the price and upon the terms set forth in the Pricing Disclosure Package and the Final Memorandum as soon as practicable after this Agreement is entered into and as in the judgment of the Initial Purchasers is advisable.

Section 5.              Covenants of the Issuers and the Guarantors.  The Company and each of the Guarantors and, upon the execution and delivery of the Joinder Agreement, each of the Issuers and each of the Guarantors, jointly and severally, covenant and agree with each of the Initial Purchasers as follows:

(a)           Until the later of (i) the completion of the distribution of the Securities by the Initial Purchasers and (ii) the Closing Date, the Issuers will not amend or supplement the Pricing Disclosure Package and the Final Memorandum or otherwise distribute or refer to any written communication (as defined under Rule 405 of the Act) that constitutes an offer to sell or a solicitation of an offer to buy the Securities (other than the Pricing Disclosure Package, the Recorded Road Show and the Final Memorandum) or file any report on Form 8-K in connection with the offering of the Securities or which can be reasonably expected to have an effect on the offering of the Securities with the Commission under the Exchange Act unless the Initial Purchasers shall previously have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment, supplement or report on Form 8-K and as to which the Initial Purchasers shall have given their consent.  The Issuers will promptly, upon the reasonable request of the Initial Purchasers or counsel for the Initial Purchasers, make any amendments or supplements to the Pricing Disclosure Package and the Final Memorandum that may be necessary or advisable in connection with the resale of the Securities by the Initial Purchasers.

(b)           Each Issuer and each Guarantor will cooperate with the Initial Purchasers in arranging for the qualification of the Securities for offering and sale under the securities or “Blue Sky” laws of which jurisdictions as the Initial Purchasers may designate and  will continue such qualifications in effect for as long as may be necessary to complete the resale of the Securities; provided, however, that in connection therewith, neither Issuer shall be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

(c)           (1) If, at any time prior to the completion of the sale by the Initial Purchasers of the Securities, any event occurs or information becomes known as a result of which the Pricing Disclosure Package and the Final Memorandum as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Pricing Disclosure Package and the Final Memorandum to comply with applicable law, the Issuers will promptly notify the Initial Purchasers thereof and will prepare, at the expense of the Issuers, an amendment or supplement to the Pricing Disclosure Package and the Final Memorandum that corrects such statement or omission or effects such compliance and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the

Pricing Disclosure Package as then amended or supplemented or the Final Memorandum would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or any Issuer Written Communication would conflict with the Pricing Disclosure Package as then amended or supplemented or the Final Memorandum, or (ii) it is necessary to amend or supplement any of the Pricing Disclosure Package, Issuer Written Communication or Final Memorandum so that any of the Pricing Disclosure Package, any Issuer Written Communication or Final Memorandum will comply with law, the Issuers will promptly notify the Initial Purchasers thereof and prepare and, subject to paragraph (a) above, furnish to the Initial Purchasers such amendments or supplements to any of the Pricing Disclosure Package, any Issuer Written Communication or Final Memorandum (it being understood that any such amendments or supplements may take the form of an amended or supplemented Final Memorandum) as may be necessary so that the statements in any of the Pricing Disclosure Package as so amended or supplemented will not, in light of the circumstances under which they were made, be misleading or so that any Issuer Written Communication will not conflict with the Pricing Disclosure Package of Final Memorandum or so that the Pricing Disclosure Package, any Issuer Written Communication or Final Memorandum as so amended or supplemented will comply with law.

(d)           The Issuers will, without charge, provide to the Initial Purchasers and to counsel for the Initial Purchasers as many copies of the Pricing Disclosure Package, any Issuer Written Communication and the Final Memorandum or any amendment or supplement thereto as the Initial Purchasers may reasonably request.

(e)           The Issuers will apply the net proceeds from the sale of the Notes as set forth under “Use of Proceeds” in the Pricing Disclosure Package and the Final Memorandum.

(f)            For so long as any of the Securities remain outstanding, the Issuers will furnish to the Initial Purchasers copies of all reports and other communications (financial or otherwise) furnished by the Issuers to the Trustee or to the holders of the Securities and, as soon as available, copies of any reports or financial statements furnished to or filed by the Company with the Commission or any national securities exchange on which any class of securities of the of the Company may be listed; provided, however, that so long as the Company files reports and other communications with the Commission, no such reports and other communications will be required to be furnished to the Initial Purchasers.

(g)           Prior to the Closing Date, the Issuers will furnish to the Initial Purchasers, as soon as they have been prepared, a copy of any unaudited interim consolidated financial statements of the Company and the Subsidiaries for any period subsequent to the period covered  by the most recent financial statements appearing in the Pricing Disclosure Package and the Final Memorandum.

(h)           None of the Issuers nor any of their respective Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Act) that could be integrated with the sale of the Securities in a manner which would require the registration of the Securities under the Act of the Securities.

(i)            None of the Issuers nor any of the Subsidiaries or their respective Affiliates or persons acting on their behalf will engage in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Securities or in any manner involving a public offering of the Securities within the meaning of Section 4(2) of the Act.

(j)            For so long as any of the Securities remain outstanding, the Issuers will make available at their expense, upon request, to any holder of such Securities and any prospective purchasers thereof the information specified in Rule 144A(d)(4) under the Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

(k)           The Issuers will use their reasonable best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

(l)            During the period beginning on the date hereof and continuing to the date that is 90 days after the Closing Date, without the prior written consent of Deutsche Bank Securities Inc., the Issuers will not offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of any Issuer (or guaranteed by any Issuer) that are substantially similar to the Securities.

(m)          In connection with Securities offered and sold in an off shore transaction (as defined in Regulation S) the Issuers will not register any transfer of such Securities not made in accordance with the provisions of Regulation S and will not, except in accordance with the provisions of Regulation S, if applicable, issue any such Securities in the form of definitive securities.

(n)           None of the Issuer or any of their respective Affiliates will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Securities.

(o)           For a period of one year (calculated in accordance with paragraphs (d) of Rule 144 under the Act) following the date any Securities are acquired by Issuers or any of their respective Affiliates (as such term is defined in Rule 405 under the Act), none of the Issuers or any of their respective Affiliates will sell any such Securities.

(p)           On the Closing Date, Affinity Finance will execute the Joinder Agreement.

Section 6.              Expenses.  The Company and each of the Guarantors jointly and severally agree and, upon the execution and delivery of the Joinder Agreement, each of the Issuers and each of the Guarantors, jointly and severally, agree to pay all costs and expenses incident to the performance of their respective obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 11 hereof, including all costs and expenses incident to (i) the printing, word processing or other production of documents with respect to the transactions  contemplated hereby, including any costs of printing the Pricing Disclosure Package and the Final Memorandum and any amendment or supplement thereto, and any “Blue Sky” memoranda, (ii) all reasonable arrangements relating to the delivery to the Initial Purchasers of copies of the foregoing documents, (iii) the fees and disbursements of the counsel (including local and special gaming counsel), the accountants and any other experts or advisors retained by the Issuers, (iv) preparation (including printing), authentication, issuance and delivery to the Initial Purchasers of the Securities, (v) the qualification of the Securities under state securities and “Blue Sky” laws, including filing fees and reasonable fees and disbursements of counsel for the Initial Purchasers relating thereto and in connection with the preparation of any “Blue Sky” memoranda and any supplements thereto, (vi) expenses in connection with the “roadshow” and any other meetings with prospective investors in the Securities, (vii) fees and expenses of the Trustee and the Agent including reasonable fees and expenses of counsel to the Trustee and the Agent, and (viii) any fees charged by investment rating agencies for the rating of the Securities, (ix) any stamp or transfer taxes in connection with the original issuance and sale of the Securities and (x) all other costs and expenses incident to the performance by the Issuers of their obligations hereunder and under the Joinder Agreement.  If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 7 hereof is not satisfied, because this Agreement is terminated pursuant to clauses (i), (ii) or (v) of Section 11 or because of any failure, refusal or inability on the part of any Issuer or any Guarantor to perform all obligations and satisfy all conditions on their part to be performed or satisfied hereunder (other than solely by reason of a default by the Initial Purchasers of their obligations hereunder after all conditions hereunder have been satisfied in accordance herewith), each of the Issuers and each of the Guarantors, jointly and severally, agree to promptly reimburse the Initial Purchasers upon demand for all out-of-pocket expenses (including reasonable fees, disbursements and charges of Cahill Gordon & Reindel LLP, counsel for the Initial Purchasers) that shall have been reasonably incurred by the Initial Purchasers in connection with the proposed purchase and sale of the Securities.

Section 7.              Conditions of the Initial Purchasers’ Obligations.  The obligation of the Initial Purchasers to purchase and pay for the Securities shall, in their sole discretion, be subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date:

(a)           On the Closing Date, the Initial Purchasers shall have received the opinion, dated as of the Closing Date and addressed to the Initial Purchasers, of (i) Kirkland and Ellis LLP, counsel for the Issuers and the Guarantors in form and substance reasonably acceptable to the Initial Purchasers substantially in the form of Exhibit A, (ii) Lewis and Roca LLP, Nevada counsel,  Bryan Cave LLP, Colorado counsel, for the Issuers and the Guarantors in form and substance reasonably acceptable to the Initial Purchasers substantially in the form of Exhibit B-1 and B-2, respectively, (iii) Lewis and Roca LLP, Nevada local gaming counsel, Lathrop & Gage LLP, Missouri local gaming counsel, Bryan Cave LLP, Colorado local gaming counsel and Crawford & Mauro Law Firm, Iowa local gaming counsel for the Issuers and the Guarantors, in form and substance reasonably acceptable to the Initial Purchasers substantially in the form of Exhibit C-1, C-2, C-3 and C-4, respectively and (iv) Marc Rubinstein, Esq., general counsel to the Company in form and substance reasonably acceptable to the Initial Purchasers substantially in the form of Exhibit D.

(b)           On the Closing Date, the Initial Purchasers shall have received the opinion, in form and substance satisfactory to the Initial Purchasers, dated as of the Closing Date and addressed to the Initial Purchasers, of Cahill Gordon & Reindel LLP, counsel for the Initial Purchasers, with respect to certain legal matters relating to this Agreement and such other related matters as the Initial Purchasers may reasonably require.  In rendering such opinion, Cahill Gordon & Reindel LLP shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.

(c)           (i)  On the date hereof, the Initial Purchasers shall have received from Deloitte a comfort letter dated the date hereof, addressed to the Initial Purchasers in form and substance satisfactory to the Representative, covering the financial information in the Pricing Disclosure Package and other customary matters.  On the Closing Date, the Initial Purchasers shall have received from Deloitte a comfort letter dated the Closing Date, in form and substance satisfactory to counsel for the Initial Purchasers, which shall refer to the comfort letter dated the date hereof and reaffirm or update as of a more recent date, the information stated in the comfort letter dated the date hereof and similarly address the audited and any unaudited financial information in the Final Memorandum.

(ii) On the date hereof, the Initial Purchasers shall have received from PWC a comfort letter dated the date hereof, addressed to the Initial Purchasers in form and substance satisfactory to the Representative.  On the Closing Date, the Initial Purchasers shall have received from PWC a comfort letter dated the Closing Date, in form and substance satisfactory to counsel for the Initial Purchasers, which shall refer to the comfort letter dated the date hereof and reaffirm or update as of a more recent date, the information stated in the comfort letter dated the date hereof.

(d)           The representations and warranties of the Issuers and the Guarantors contained in this Agreement shall be true and correct on and as of the Time of Execution (in the case of the Company and the Guarantors) and on and as of the Closing Date (in the case of the Issuers and the Guarantors) as if made on and as of the Closing Date; the statements of the Issuers’ officers made pursuant to any certificate delivered in accordance with the provisions hereof shall be true and correct on and as of the date made and on and as of the Closing Date; the Issuers and the Guarantors shall have performed all covenants and agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date; and, except as described in the Pricing Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), subsequent to the date of the most recent audited financial statements in such Pricing Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto), there shall have been no event or development, and no information shall have become known, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

(e)           The sale of the Securities hereunder shall not be enjoined (temporarily or permanently) on the Closing Date.

(f)            Subsequent to the date of the most recent audited financial statements in the Pricing Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), none of the Company or any of the Subsidiaries shall have sustained any loss or interference with respect to its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or from any legal or governmental proceeding, order or decree, which loss or interference, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

(g)           The Initial Purchasers shall have received a certificate of the Company, dated the Closing Date, signed on behalf of the Company by its Chief Executive Officer, President or any Senior Vice President and the Chief Financial Officer, to the effect that:

(i)      the representations and warranties of the Company and Guarantors and, upon the execution and delivery of the Joinder Agreement, the Issuers and the Guarantors contained in this Agreement are true and correct on and as of the Time of Execution and on and as of the Closing Date, and the Issuers and the Guarantors have performed all covenants and agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date;

(ii)     at the Closing Date, since the date hereof or since the date of the most recent audited financial statements in the Pricing Disclosure Package and the Final Memorandum, no event or development has occurred, and no information has become known to the Company, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect;

(iii)    the sale of the Securities hereunder has not been enjoined (temporarily or permanently); and

(iv)    except as may be required by the Gaming Authorities in connection with the registration of the Exchange Securities contemplated by the Registration Rights Agreement, all authorizations, approval or consents under the Gaming Laws necessary in connection with the offering, issuance and sale of the Securities have been obtained.

(h)           The Initial Purchasers shall have received a certificate of the Company’s Chief Financial Officer in form and substance satisfactory to the Initial Purchasers dated as of the Time of Execution and the Closing Date.

(i)            On the Closing Date, the Initial Purchasers shall have received the Registration Rights Agreement executed by the Issuers and the Guarantors and such agreement shall be in full force and effect.

(j)            On the Closing Date, (i) the Company shall have repaid in full all obligations due and payable under the Existing Senior Secured Credit Agreement and (ii) promptly upon receipt of such pay-off letter, the Company shall have furnished to the Initial Purchasers a pay-off letter evidencing the same in form and substance reasonably satisfactory to the Initial Purchasers.

(k)           On the Closing Date, the Initial Purchasers shall have received the Joinder Agreement duly executed by Affinity Finance and such agreement shall be in full force and effect.

(l)            Prior to or concurrently with the issuance of the Securities on the Closing Date, the Senior Secured Credit Agreement shall have been executed, delivered and in full force and effect with terms and conditions as described in the Pricing Disclosure Package and the Final Memorandum.

(m)          Except as may be required by the Gaming Authorities in connection with the registration of the Exchange Securities contemplated by the Registration Rights Agreement, all authorizations, approval or consents under the Gaming Laws necessary in connection with the offering, issuance and sale of the Securities have been obtained.

On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such further documents, opinions, certificates, letters and schedules or instruments relating to the business, corporate, legal and financial affairs of the Company and the Subsidiaries as they shall have heretofore reasonably requested from the Issuers or the Guarantors.

All such documents, opinions, certificates, letters, schedules or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Initial Purchasers and counsel for the Initial Purchasers.  Any Issuer or any Guarantor, as applicable, shall furnish to the Initial Purchasers such conformed copies of such documents, opinions, certificates, letters, schedules and instruments in such quantities as the Initial Purchasers shall reasonably request.

Section 8.              Offering of Securities; Restrictions on Transfer.

(a)           Each of the Initial Purchasers agrees with the Issuers (as to itself only) that (i) it has not and will not solicit offers for, or offer or sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act; and (ii) it has and will solicit offers for the Securities only from, and will offer the Securities only to (A) in the case of offers inside the United States, persons whom the Initial Purchasers reasonably believe to be qualified institutional buyers within the meaning of Rule 144A under the Act (each, a “QIB”) or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchasers that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A and (B) in the case of offers outside the United States, to persons other than U.S. persons (“non-U.S. purchasers,” which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for non-U.S. beneficial owners (other than an estate or trust)) in compliance with Regulation S under the Act.

(b)           Each of the Initial Purchasers represents and warrants (as to itself only) with respect to offers and sales outside the United States that (i) the Securities have not been and will not be offered or sold within the United States or to, or for the account or benefit of, U.S.

persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act; and (ii) it has offered the Securities and will offer and sell the Securities (A) as part of its distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S and, accordingly, neither it nor any persons acting on its behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and any such persons have complied and will comply with the offering restrictions requirement of Regulation S.

Terms used in this Section 8 and not defined in this Agreement have the meanings given to them in Regulation S.

Section 9.               Indemnification and Contribution.

(a)           The Company and each of the Guarantors jointly and severally agree and, upon the execution and delivery of the Joinder Agreement, each of the Issuers and each of the Guarantors, jointly and severally, agree to indemnify and hold harmless each Initial Purchaser, the directors, officers, employees, its Affiliates and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the following:

(i)            any untrue statement or alleged untrue statement of any material fact contained in the Pricing Disclosure Package, any Issuer Written Communication or Final Memorandum or any amendment or supplement thereto; or

(ii)           the omission or alleged omission to state, in the Pricing Disclosure Package, any Issuer Written Communication or the Final Memorandum or any amendment or supplement thereto, a material fact necessary to make the statements therein not misleading;

and will reimburse, as incurred, the Initial Purchasers and each such controlling person for any legal or other expenses reasonably incurred by the Initial Purchasers or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, the Issuers and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Pricing Disclosure Package or Final Memorandum or any amendment or supplement thereto in reliance upon and in conformity with written information concerning the Initial Purchasers furnished to the Issuers by the Initial Purchasers through Deutsche Bank Securities Inc. specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Section 12 hereof.  The indemnity provided for in this Section 9(a) will be in addition to any liability that the Issuers and the Guarantors may otherwise have to the indemnified parties.  The Issuers and the Guarantors shall not be liable under this Section 9(a) for any settlement of any claim or action effected without its prior written consent, which shall not be unreasonably withheld.

(b)           Each Initial Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Issuers and the Guarantors, its directors, its officers and each person, if any, who controls the Issuers and the Guarantors within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Issuers and the Guarantors or any such director, officer or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Pricing Disclosure Package or Final Memorandum or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact in the Pricing Disclosure Package or Final Memorandum or any amendment or supplement thereto, a material fact necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser, furnished to the Issuers by the Initial Purchasers through Deutsche Bank Securities Inc. specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Section 12 hereof; and subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses incurred by the Issuers or the Guarantors or any such director, officer or controlling person in connection with investigating or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action in respect thereof.  The indemnity provided for in this Section 9(b) will be in addition to any liability that the Initial Purchasers may otherwise have to the indemnified parties.  The Initial Purchasers shall not be liable under this Section 9(b) for any settlement of any claim or action effected without their consent, which shall not be unreasonably withheld.

(c)           Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 9, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve it from any liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) or (b) above.  In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel (including local counsel) satisfactory to such indemnified party; provided, however, that if (i) the use of counsel (including local counsel) chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory  to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, or (iv) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel (including local counsel) to defend such action on behalf of such indemnified party or parties.  After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Initial Purchasers in the case of paragraph (a) of this Section 9 or the Issuers or the Guarantors in the case of paragraph (b) of this Section 9, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions).  All fees and expenses reimbursed pursuant to this paragraph (c) shall be reimbursed as they are incurred.  After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld, conditioned or delayed), unless such indemnified party waived in writing its rights under this Section 9, in which case the indemnified party may effect such a settlement without such consent.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party, or indemnity could have been sought hereunder by any indemnified party, unless such settlement (A) includes an unconditional written release of the indemnified party, in form and substance reasonably satisfactory to the indemnified party, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d)           In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 9 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable  contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Securities or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof).  The relative benefits received by the Issuers and the Guarantors on the one hand and any Initial Purchaser on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Issuers and the Guarantors bear to the total discounts and commissions received by such Initial Purchaser.  The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers and the Guarantors on the one hand, or such Initial Purchaser on the other, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances.  The Issuers, the Guarantors and the Initial Purchasers agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d).  Notwithstanding any other provision of this paragraph (d), no Initial Purchaser shall be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Initial Purchaser under this Agreement, less the aggregate amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this paragraph (d), each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchasers, and each director of the Issuers or any Guarantor, each officer of the Issuers or any Guarantor and each person, if any, who controls the Issuers or any Guarantor within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Issuers and the Guarantors.

Section 10.             Survival Clause.  The respective representations, warranties, agreements, covenants, indemnities and other statements of the Issuers, the Guarantors, their respective officers and the Initial Purchasers set forth in this Agreement or made by or on behalf of them pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Issuers, the Guarantors, any of their respective officers or directors, the Initial Purchasers or any controlling person referred to in Section 9 hereof and (ii) delivery of and payment for the Securities.  The respective agreements, covenants, indemnities and other statements set forth in Sections 6, 9, 10 and 17 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

Section 11.             Termination.

(a)           This Agreement may be terminated in the sole discretion of the Initial Purchasers by notice to the Company given prior to the Closing Date in the event that the Company or any of the Guarantors shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing Date,

(i)      any of the Company or the Subsidiaries shall have sustained any loss with respect to its businesses or properties from fire, flood, hurricane or other calamity, whether or not covered by insurance, or any legal or governmental proceeding, which loss, in the sole judgment of the Initial Purchasers, has had or has a Material Adverse Effect, or there shall have been, in the sole judgment of the Initial Purchasers, any event or development that, individually or in the aggregate, has or could be reasonably likely to have a Material Adverse Effect (including without limitation a change in control of the Company or the Subsidiaries), except in each case as described in the Pricing Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto);

(ii)     trading in securities of any Issuer or in securities generally on the New York Stock Exchange or the NASDAQ Global Market shall have been suspended or materially limited or minimum or maximum prices shall have been established on any such exchange or market;

(iii)    a banking moratorium shall have been declared by New York or United States authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States;

(iv)    there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, or (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency, or (C) any material change in the financial markets of the United States which, in the case of (A), (B) or (C) above and in the sole judgment of the Initial Purchasers, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities as contemplated by the Pricing Disclosure Package and the Final Memorandum; or

(v)     any securities of any Issuer shall have been downgraded  by any nationally recognized statistical rating organization or any such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its ratings of any securities of any Issuer (other than an announcement with positive implications of a possible upgrading).

(b)     Termination of this Agreement pursuant to this Section 11 shall be without liability of any party to any other party except as provided in Section 10 hereof.

Section 12.             Information Supplied by the Initial Purchasers.  The statements set forth in the second and third sentences of the third paragraph and second sentence of the fifth paragraph under the heading “Private Placement” in the Preliminary Memorandum and the Final Memorandum (to the extent such statements relate to the Initial Purchasers) constitute the only information furnished by the Initial Purchasers to the Issuers for the purposes of Sections 2(a) and 9 hereof. .

Section 13.             Notices.  All communications hereunder shall be in writing and, if sent to the Initial Purchasers, shall be mailed or delivered to Deutsche Bank Securities Inc., 60

Wall Street, New York, New York 10005, Attention:  Leveraged Debt Capital Markets, Second Floor (fax: (212) 797-4877), with a copy to the attention of the General Counsel, 36th Floor (fax:  (212) 797-4561); if sent to the Issuers, shall be mailed or delivered to the Company at Affinity Gaming, LLC, 3755 Breakthrough Way, 3rd Floor, Las Vegas, Nevada 89135, Attention:  General Counsel; with a copy to Kirkland & Ellis LLP, 601 Lexington Avenue, New York, New York 10022, Attention:  Jason K. Zachary.

All such notices and communications shall be deemed to have been duly given:  when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; and one business day after being timely delivered to a next-day air courier.

Section 14.             Successors.  This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Issuers and the Guarantors and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Issuers and the Guarantors contained in Section 9 of this Agreement shall also be for the benefit of any person or persons who control the Initial Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchasers contained in Section 9 of this Agreement shall also be for the benefit of the directors of the Issuers and the Guarantors, their respective officers and any person or persons who control the Issuers and the Guarantors within the meaning of Section 15 of the Act or Section 20 of the Exchange Act.  No purchaser of Securities from the Initial Purchasers will be deemed a successor because of such purchase.

Section 15.             Authority of the Representative.  Any action by the Initial Purchasers hereunder may be taken by the Representative on behalf of the Initial Purchasers, and any such action taken by the Representative shall be binding upon the Initial Purchasers.

Section 16.             Partial Unenforceability.  The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof.  If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 17.             APPLICABLE LAW.  THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW.

Section 18.             Default of One or More of the Several Initial Purchasers.  If any one or more of the several Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on the Closing Date, and the aggregate number of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Securities to be purchased on such date, the other Initial Purchasers shall be obligated, severally, in the proportions that the number of Securities set forth opposite their respective names on Schedule A bears to the aggregate number of Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as may be specified by the Initial Purchasers with the consent of the non-defaulting Initial Purchasers, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on the Closing Date.  If any one or more of the Initial Purchasers shall fail or refuse to purchase Securities and the aggregate number of Securities with respect to which such default occurs exceeds 10% of the aggregate number of Securities to be purchased on the Closing Date, and arrangements satisfactory to the Initial Purchasers and the Issuers for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Sections 6 and 9 hereof shall at all times be effective and shall survive such termination.  In any such case either the Initial Purchasers or the Issuers shall have the right to postpone the Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Final Memorandum or any other documents or arrangements may be effected.

As used in this Agreement, the term “Initial Purchaser” shall be deemed to include any person substituted for a defaulting Initial Purchaser under this Section 18.  Any action taken under this Section 18 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

Section 19.             No Advisory or Fiduciary Responsibility.  The Company and each of the Guarantors and, upon the execution and delivery of the Joinder Agreement, each of the Issuers and each of the Guarantors, acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between each Issuer and each Guarantor, on the one hand, and the Initial Purchasers, on the other, (ii) in connection therewith and with the process leading to such transaction each Initial Purchaser is acting solely as a principal and not the agent or fiduciary of any Issuer or any Guarantor, (iii) no Initial Purchaser has assumed an advisory or fiduciary responsibility in favor of any Issuer or any Guarantor with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising any Issuer or any Guarantor on other matters) or any other obligation to the any Issuer or any Guarantor except the obligations expressly set forth in this Agreement and (iv) each Issuer and each Guarantor has consulted its own legal and financial advisors to the extent it deemed appropriate.  Each Issuer and each Guarantor agrees that it will not claim that any Initial Purchaser has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to any Issuer or any Guarantor, in connection with such transaction or the process leading thereto.

Section 20.             General Provisions.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.  This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.  The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company, the Guarantors and the Initial Purchasers.

Very truly yours,

AFFINITY GAMING, LLC

By:	/s/ Marc H. Rubinstein
Name: Marc H. Rubinstein
Title: Sr. VP and Secretary

AFFINITY GAMING BLACK HAWK, LLC

By:	/s/ Marc H. Rubinstein
Name: Marc H. Rubinstein
Title: Secretary

CALIFORNIA PROSPECTORS, LTD.

By:	/s/ Marc H. Rubinstein
Name: Marc H. Rubinstein
Title: Manager

DAYTON GAMING, LLC

By:	/s/ Marc H. Rubinstein
Name: Marc H. Rubinstein
Title: Manager

FLAMINGO PARADISE GAMING, LLC

By:	/s/ Marc H. Rubinstein
Name: Marc H. Rubinstein
Title: Manager

HGI—LAKESIDE, LLC

By:	/s/ Marc H. Rubinstein
Name: Marc H. Rubinstein
Title: Manager

HGI—MARK TWAIN, LLC

By:	/s/ Marc H. Rubinstein
Name: Marc H. Rubinstein
Title: Manager

HGI—ST JO, LLC

By:	/s/ Marc H. Rubinstein
Name: Marc H. Rubinstein
Title: Manager

LAST CHANCE, LLC

By:	/s/ Marc H. Rubinstein
Name: Marc H. Rubinstein
Title: Manager

PLANTATION INVESTMENTS, LLC

By:	/s/ Marc H. Rubinstein
Name: Marc H. Rubinstein
Title: Manager

THE PRIMADONNA COMPANY, LLC

By:	/s/ Marc H. Rubinstein
Name: Marc H. Rubinstein
Title: Manager

THE SANDS REGENT, LLC

By:	/s/ Marc H. Rubinstein
Name: Marc H. Rubinstein
Title: Manager

ZANTE, LLC

By:	/s/ Marc H. Rubinstein
Name: Marc H. Rubinstein
Title: Manager

The foregoing Agreement is hereby confirmed
and accepted as of the date first above written.

DEUTSCHE BANK SECURITIES INC.,

on behalf of itself and as representative of the several

Initial Purchasers

By:	/s/ Amish Barot
Name: Amish Barot
Title: Managing Director

By:	/s/ A. Drew Goldman
Name: A. Drew Goldman
Title: Managing Director, Deutsche Bank Securities

SCHEDULE 2

Subsidiaries of the Company

Name	Jurisdiction of Incorporation
Affinity Gaming Black Hawk, LLC	CO
California Prospectors, Ltd.	NV
Dayton Gaming, LLC	NV
Flamingo Paradise Gaming, LLC	NV
HGI—Lakeside, LLC	NV
HGI—Mark Twain, LLC	NV
HGI—St Jo, LLC	NV
Last Chance, LLC	NV
Plantation Investments, LLC	NV
The Primadonna Company, LLC	NV
The Sands Regent, LLC	NV
Zante, LLC	NV

JOINDER AGREEMENT

WHEREAS, Affinity Gaming, LLC, a Nevada limited liability company (the “Company”), each of the Guarantors and the Initial Purchasers named therein (the “Initial Purchasers”) heretofore executed and delivered a Purchase Agreement (“Purchase Agreement”), dated May 4, 2012, providing for the issuance and sale of the Securities (as defined therein); and

WHEREAS, as a condition to the consummation of the offering of the Securities, the undersigned, which was originally not a party thereto, has agreed to join in the Purchase Agreement on the Closing Date.

Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing, each of the undersigned hereby agrees for the benefit of the Initial Purchasers as follows:

1.                                       Joinder.  The undersigned hereby acknowledges that it has received and reviewed a copy of the Purchase Agreement and all other documents it deems fit to enter into this Joinder Agreement (the “Joinder Agreement”), and acknowledges and agrees to (i) join and become a party to the Purchase Agreement as indicated by its signature below; (ii) be bound by all covenants, agreements, indemnities, representations, warranties and acknowledgments attributable to it in the Purchase Agreement as if made by, and with respect to, it; and (iii) perform all obligations and duties required of it pursuant to the Purchase Agreement.

2.                                       Representations and Warranties and Agreements Affinity Finance.  The undersigned hereby represents and warrants to, and agrees with, the Initial Purchasers that it has all the requisite corporate power and authority to execute, deliver and perform its obligations under this Joinder Agreement and the consummation of the transaction contemplated hereby has been duly and validly taken and that when this Joinder Agreement is executed and delivered, it will constitute a valid and legally binding agreement enforceable against it in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

3.                                       Counterparts.  This Joinder Agreement may be signed in one or more counterparts (which may be delivered in original form or telecopier), each of which shall constitute an original when so executed and all of which together shall constitute one and the same agreement.

4.                                       Amendments.  No amendment or waiver of any provision of this Joinder Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

5.                                       Headings.  The section headings used herein are for convenience only and shall not affect the construction hereof.

6.                                       APPLICABLE LAW.  THE VALIDITY AND INTERPRETATION OF THIS JOINDER AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the undersigned has executed this agreement this 9th day of May 2011.

AFFINITY GAMING FINANCE CORP.

By:	/s/ David D. Ross
	Name:	David D. Ross
	Title:	President

DEUTSCHE BANK SECURITIES INC.,
on behalf of itself and as representative of the several
Initial Purchasers

By:	/s/ Brian Mendell
	Name:	Brian Mendell
	Title:	Director

By:	/s/ Amish Barot
	Name:	Amish Barot
	Title:	Managing Director